                                                                    EXHIBIT 10.0

===============================================================================

                      Amended and Restated Credit Agreement

                           Dated as of March 20, 2002

                                      among

                                  MATTEL, INC.,
                                   as Borrower

                              BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                       and

                     The Financial Institutions Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                  CITICORP USA, INC., and FLEET NATIONAL BANK,
                              as Syndication Agents

                        SOCIETE GENERALE and BNP PARIBAS,
                             as Documentation Agents

===============================================================================

                              TABLE OF CONTENTS

Section                                                                     Page

SECTION 1. DEFINITIONS........................................................1
     1.01     Certain Defined Terms...........................................1
     1.02     Other Definitional Provisions..................................14

SECTION 2. THE COMMITMENTS...................................................14
     2.01     The Aggregate Facilities Commitment............................14
     2.02     Loan Accounts and Notes........................................15
     2.03     Borrowing Procedure............................................15
     2.04     Conversion and Continuation Elections..........................16
     2.05     Reduction or Termination of Aggregate Facilities Commitment....17
     2.06     Voluntary Prepayments..........................................17
     2.07     Repayment of Loans.............................................18
     2.08     Interest on the Loans..........................................18
     2.09     Fees...........................................................18
     2.10     Calculation of Interest and Fees...............................19
     2.11     Payments by the Company........................................19
     2.12     Payments by the Lenders to the Administrative Agent............20
     2.13     Sharing of Payments, Etc.......................................21

SECTION 3. PAYMENTS IN GENERAL...............................................21
     3.01     Taxes..........................................................21
     3.02     Capital Adequacy...............................................23
     3.03     Illegality.....................................................23
     3.04     Increased Costs and Reduction of Return........................24
     3.05     Funding Losses.................................................24
     3.06     Inability to Determine Rates...................................25
     3.07     Survival.......................................................25

SECTION 4. CONDITIONS PRECEDENT..............................................25
     4.01     Conditions to Effectiveness....................................25
     4.02     Conditions to All Loans........................................27

SECTION 5. REPRESENTATIONS AND WARRANTIES....................................27
     5.01     Organization and Powers........................................27
     5.02     Good Standing..................................................28
     5.03     Material Subsidiaries..........................................28
     5.04     Authorization of Borrowing.....................................28
     5.05     No Conflict....................................................28
     5.06     Governmental Consents..........................................28
     5.07     Binding Obligation.............................................28
     5.08     Financial Condition............................................29
     5.09     Changes, Etc...................................................29
     5.10     Title to Properties............................................29
     5.11     Litigation; Adverse Facts......................................29
     5.12     Payment of Taxes...............................................30
     5.13     Agreements.....................................................30
     5.14     Performance....................................................30
     5.15     Governmental Regulation........................................30

                                    - i -
               Mattel, Inc. Amended and Restated Credit Agreement

     5.16     Employee Benefit Plans.........................................30
     5.17     Environmental Matters..........................................30
     5.18     Disclosure.....................................................30
     5.19     Subordination Agreements.......................................31

SECTION 6. AFFIRMATIVE COVENANTS.............................................31
     6.01     Financial Statements...........................................31
     6.02     Certificates; Other Information................................32
     6.03     Notices........................................................33
     6.04     Corporate Existence, etc.......................................34
     6.05     Payment of Taxes and Claims; Tax Consolidation.................34
     6.06     Maintenance of Properties; Insurance...........................34
     6.07     Inspection of Property and Books and Records...................35
     6.08     Use of Proceeds of Loans.......................................35
     6.09     Environmental Laws.............................................35
     6.10     Subordination Agreements.......................................35
     6.11     Compliance with Laws...........................................35

SECTION 7. NEGATIVE COVENANTS................................................35
     7.01     Indebtedness...................................................36
     7.02     Liens..........................................................36
     7.03     Restriction on Fundamental Changes.............................36
     7.04     Sale or Discount of Receivables................................37
     7.05     Consolidated Funded Indebtedness to Total Capitalization.......37
     7.06     Interest Coverage Ratio........................................37
     7.07     ERISA..........................................................38
     7.08     Margin Regulations.............................................38
     7.09     Independence of Covenants......................................38

SECTION 8. EVENTS OF DEFAULT.................................................38
     8.01     Events of Default..............................................38
     8.02     Remedies.......................................................41
     8.03     Rights Not Exclusive...........................................41

SECTION 9. THE ADMINISTRATIVE AGENT..........................................41
     9.01     Appointment and Authorization..................................41
     9.02     Delegation of Duties...........................................41
     9.03     Liability of Administrative Agent..............................41
     9.04     Reliance by Administrative Agent...............................42
     9.05     Notice of Default..............................................42
     9.06     Credit Decision................................................43
     9.07     Indemnification................................................43
     9.08     Administrative Agent in Individual Capacity....................44
     9.09     Successor Administrative Agent.................................44
     9.10     Other Agents; Lead Managers....................................44

SECTION 10. MISCELLANEOUS................................................ ...45
     10.01    Amendments and Waivers.........................................45
     10.02    Notices and Other Communications; Facsimile Copies.............46
     10.03    Failure or Indulgence Not Waiver; Remedies Cumulative..........47
     10.04    Fees and Expenses..............................................47
     10.05    Indemnity......................................................47
     10.06    Set Off........................................................48

                                    - ii -
               Mattel, Inc. Amended and Restated Credit Agreement

     10.07    Survival of Warranties and of Certain Agreements...............48
     10.08    Successors and Assigns.........................................49
     10.09    Severability...................................................51
     10.10    Obligations Several............................................52
     10.11    Certain Changes................................................52
     10.12    Headings.......................................................52
     10.13    Counterparts...................................................52
     10.14    Integration....................................................52
     10.15    Tax Forms......................................................52
     10.16    Applicable Law.................................................53
     10.17    Waiver of Right to Trial by Jury...............................54
     10.18    Amendment and Restatement......................................54

SIGNATURE PAGES                                                             S-1

     EXHIBITS

                 Form of:

     A           Note
     B           Notice of Borrowing
     C           Notice of Conversion/Continuation
     D           Officers' Certificate
     E           Opinion of Assistant General Counsel or Senior Counsel of
                 Company
     F-1         Fisher-Price Continuing Guaranty
     F-2         Mattel Sales Continuing Guaranty
     G-1         Fisher-Price Subordination Agreements
     G-2         Mattel Sales Subordination Agreements
     H           Assignment and Assumption

     SCHEDULES

     1.01        Commitments and Pro Rata Shares
     5.03        Material Subsidiaries of Company
     5.11        Material Litigation
     7.02        Certain Liens
     10.02       Address and Notice Information

                                    - iii -
               Mattel, Inc. Amended and Restated Credit Agreement

                                  MATTEL, INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated
                                                           ---------
as of March 20, 2002 and is entered into by and among MATTEL, INC., a Delaware corporation (the "Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE
                  -------
PAGES HEREOF (individually referred to herein as a "Lender" and collectively as
                                                    ------
the "Lenders"), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), BANC OF AMERICA SECURITIES LLC,
                        --------------------
as sole lead arranger and sole book manager (in such capacity, the "Arranger"),
                                                                    --------
CITICORP USA, INC., and FLEET NATIONAL BANK, as syndication agents (in such capacity, the "Syndication Agents") and SOCIETE GENERALE, and BNP PARIBAS as
               ------------------
documentation agents (in such capacity, the "Documentation Agents").
                                             --------------------

                             PRELIMINARY STATEMENTS

         A. The Company, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of March 10, 1995 (as amended) as amended and restated by a First Amended and Restated Credit Agreement dated as of March 13, 1997 (as amended) as further amended and restated by a Second Amended and Restated Credit Agreement dated as of March 11, 1998 (as amended) (as so amended and restated, the "Existing Multi-Year
                                                        -------------------
Credit Agreement") pursuant to which the Lenders agreed to make certain credit
----------------
facilities available to the Company in accordance with the terms of the Existing Multi-Year Credit Agreement.

         B. The Company, the Lenders and the Administrative Agent desire to further amend and restate the Existing Multi-Year Credit Agreement in its entirety on the terms and conditions set forth herein.

         In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent agree to further amend and restate the Existing Multi-Year Credit Agreement in its entirety as follows:

                                    SECTION 1.
                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Administrative Agent" has the meaning assigned to that term in the
          --------------------
introduction to this Agreement.

         "Administrative Agent's Office" means the Administrative Agent's
          -----------------------------
address and, as appropriate, account identified as such on Schedule 10.02, or
                                                           --------------
such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

                                    - 1 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Administrative Agent-Related Persons" means Administrative Agent and
          ------------------------------------
any successor administrative agent arising under Section 9.09, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Affiliate", as applied to any Person, means any other Person directly
          ---------
or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Aggregate Facilities Commitment" means the combined Commitments of all
          -------------------------------
the Lenders and is the amount set forth opposite "Total" under "Aggregate Facilities Commitments" on Schedule 1.01, as such amount may be reduced from
                           -------------
time to time in accordance with this Agreement.

         "Agreement" means this Credit Agreement, as it may hereafter be
          ---------
amended, supplemented, restated or otherwise modified from time to time.

                                    - 2 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Applicable Amount" means the commitment fee, utilization fee or the
          -----------------
margin applicable to Loans (expressed in basis points per annum) set forth in the chart below opposite the second highest rating issued by S&P, Moody's or Fitch on the Company's senior unsecured long-term debt:


                                                                                       Utilization Fee
                                                                           ---------------------------------------
Senior Unsecured Long-Term Debt        Eurodollar Rate                     When Loans exceed   When Loans exceed
       Ratings                              Loans         Commitment Fee       33%/1/               66%/1/
------------------------------------------------------------------------------------------------------------------
A     or higher by S&P                      30.0               10.0             12.5                25.0
A2    or higher by Moody's
A     or higher by Fitch
------------------------------------------------------------------------------------------------------------------
A-       by S&P
A3       by Moody's                         50.0               12.5             12.5                25.0
A-       by Fitch
------------------------------------------------------------------------------------------------------------------
BBB+     by S&P                             62.5               15.0             12.5                25.0
Baa1     by Moody's
BBB+     by Fitch
------------------------------------------------------------------------------------------------------------------
BBB      by S&P
Baa2     by Moody's                         75.0               17.5             12.5                25.0
BBB      by Fitch
------------------------------------------------------------------------------------------------------------------
BBB-     by S&P
Baa3     by Moody's                        112.5               22.5             12.5                25.0
BBB-     by Fitch
------------------------------------------------------------------------------------------------------------------
None of above criteria satisfied           125.0               30.0             12.5                25.0
------------------------------------------------------------------------------------------------------------------

         Any change in the commitment fee, utilization fee or the margin applicable to Loans shall become effective upon any public announcement of any change in the above ratings that requires such a change according to the above chart.

         "Arranger" means Banc of America Securities LLC, in its capacity as
          --------
sole lead arranger and sole book manager.

         "Availability Period" means the period from the Effective Date to but
          -------------------
excluding the Termination Date.

         "Assignment and Assumption" means an Assignment and Assumption
          -------------------------
substantially in the form of Exhibit H.
                             ---------

         -------------------------

         /1/The specified utilization fee applicable when the aggregate principal amount of outstanding Loans exceeds the indicated percentage of an amount equal to (i) the Aggregate Facilities Commitment less (ii) the
                                                        ----
aggregate outstanding amount of the Purchasers' Investments.

                                    - 3 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Bank of America" means Bank of America, N.A.
          ---------------

         "Base Rate" means for any day a fluctuating rate per annum equal to the
          ---------
higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loans" means Loans made by the Lenders bearing interest at
          ---------------
rates determined by reference to the Base Rate.

         "Business Day" means any day other than a Saturday, Sunday or other day
          ------------
on which commercial banks are authorized to close under the laws of, or are in fact closed in, California or the state where the Administrative Agent's Office is located (which, as of the date hereof, is California) and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Assets" means, as at any date of determination, those assets
          --------------
of a Person that would, in conformity with GAAP, be classified as property, plant or equipment on the balance sheet of that Person.

         "Capital Lease" as applied to any Person, means any lease of any
          -------------
property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person other than, in the case of the Company or any of its Subsidiaries, any such lease under which the Company or any of its Subsidiaries is the lessor.

         "Change of Control" means, with respect to any Person, an event or
          -----------------
series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option
                                                                   ------
         right"), whether such right is exercisable immediately or only after
         -----
         the passage of time), directly or indirectly, of 33% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities
                                  ---
         that such person or group has the right to acquire pursuant to any option right); or

                                    - 4 -
               Mattel, Inc. Amended and Restated Credit Agreement

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Combined Purchasers' Investments" means an amount equal to the sum of
          --------------------------------
(a) the Purchasers' Investments under the Receivables Purchase Agreement plus
                                                                         ----
(b) the analogous amount under Other Permitted Accounts Receivable Financing Facilities relating to the sales of accounts receivable of Domestic Subsidiaries (without duplication for accounts receivable sold to a Subsidiary of the Company and then sold to a third party purchaser).

         "Commitment" means, as to each Lender, (a) its obligation to make Loans
          ----------
to the Company pursuant to Section 2.01 and (b) its Purchaser Commitment under
                           ------------
the Receivables Purchase Agreement, in an aggregate amount equal to the amount set forth opposite such Lender's name on Schedule 1.01, as such amount may be
                                         -------------
reduced from time to time in accordance with this Agreement.

         "Company" means Mattel, Inc., a Delaware corporation.
          -------

         "Company Party" means the Company, Mattel Sales, Fisher-Price and
          -------------
Mattel Factoring, Inc.

         "Consolidated Funded Indebtedness" means, at any date of determination,
          --------------------------------
for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all obligations and liabilities, whether current or long-term, for borrowed money,
(b) that portion of obligations with respect to Capital Leases which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries, and (c) all guaranties of unconsolidated funded obligations for borrowed money, all determined in conformity with GAAP.

         "Consolidated Net Income" for any period, means the net income (or
          -----------------------
loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "Contingent Obligation", as applied to any Person, means, without
          ---------------------
duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for

                                    - 5 -
               Mattel, Inc. Amended and Restated Credit Agreement reimbursement of drawings. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, if in the case of any agreement described under subclauses (x) or (y) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported. The amount of any Contingent Obligation denominated in a currency other than Dollars shall be equal to the Dollar Equivalent of such Contingent Obligation.

         "Contractual Obligation", as applied to any Person, means any provision
          ----------------------
of any security issued by that Person or of any material written indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Default" means any event or circumstance which, with the giving of
          -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means an interest rate equal to the Base Rate plus 2%
          ------------                                                ----
per annum; provided, however, that with respect to the principal of a Eurodollar
           --------  -------
Rate Loan prior to the end of the Interest Period therefor, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Amount) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any
          -----------------
portion of its Loans hereunder or Purchasers' Investment under the Receivables Purchase Agreement required to be funded by it within one Business Day of the date required to be funded by it, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder or under the Receivables Purchase Agreement within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent by the Federal Deposit Insurance Company, the Comptroller of the Currency or the Federal Reserve Board or become the subject of a bankruptcy or insolvency proceeding.

         "Dollars" means lawful money of the United States of America.
          -------

         "Domestic Subsidiary" means a Subsidiary of the Company that is
          -------------------
incorporated in a jurisdiction of the United States of America.

         "Effective Date" means the date on or after March 20, 2002 on which all
          --------------
the conditions in Section 4.01 are satisfied or waived.
                  ------------

                                    - 6 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Eligible Assignee" has the meaning specified in Section 10.08(f).
          -----------------                               ----------------

         "Environmental Claims" means all claims, however asserted, by any
          --------------------
Governmental Person or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes,
          ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Person, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means, at any time, the Employee Retirement Income Security Act
          -----
of 1974, as amended from time to time and any successor statute, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate", as applied to any Person, means any trade or
          ---------------
business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and 414(c) of the Internal Revenue Code.

         "Eurodollar Rate Loans" means Loans bearing interest at rates
          ---------------------
determined by reference to the Eurodollar Rate as provided in Section 2.08(a).
                                                              ---------------

         "Eurodollar Rate" means for any Interest Period with respect to any
          ---------------
Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                                      Eurodollar Base Rate
         Eurodollar Rate  = --------------------------------------------
                               1.00 - Eurodollar Reserve Percentage
                  Where,

                  "Eurodollar Base Rate" means, for such Interest Period:
                   --------------------

                  (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                                    - 7 -
               Mattel, Inc. Amended and Restated Credit Agreement

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Administrative Agent (or its Affiliate) in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any
                   -----------------------------
         Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

         "Event of Default" means any of the events set forth in Section 8.01.
          ----------------                                       ------------

         "Exchange Act" means, at any time, the Securities Exchange Act of 1934,
          ------------
as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

         "Existing Multi-Year Credit Agreement" has the meaning set forth in
          ------------------------------------
Recital A hereto.

         "Existing 364-Day Credit Agreement" means that certain Credit Agreement
          ---------------------------------
(364-Day Facility) dated as of March 29, 2001, among the Company, the banks party thereto and Bank of America, N.A. as agent.

         "Federal Funds Rate" means, for any day, the rate per annum equal to
          ------------------
the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal
          ---------------------
Reserve System or any successor thereof.

                                    - 8 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Fisher-Price" means Fisher-Price, Inc., a Delaware corporation.
          ------------

         "Fisher-Price Guaranty" means the Amended and Restated Continuing
          ---------------------
Guaranty signed by Fisher-Price substantially in the form of Exhibit F-1 hereto,
                                                             -----------
as amended, supplemented, restated or otherwise modified from time to time.

         "Fisher-Price Subordination Agreement" means the Amended and Restated
          ------------------------------------
Fisher-Price Subordination Agreement substantially in the form of Exhibit G-1
                                                                  -----------
attached hereto signed by the Company and certain Affiliates of the Company with respect to which Fisher-Price has material outstanding obligations, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "Fitch" means Fitch ICBA or any successor thereto.
          -----

         "Foreign Lender" has the meaning specified in Section 10.15(a).
          --------------                               ----------------

         "Funding Date" means the Business Day of the funding of a Loan.
          ------------

         "GAAP" means generally accepted accounting principles set forth in the
          ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Person" means the government of the United States or any
          -------------------
foreign government or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States, any foreign government or any state or locality therein, including the Federal Deposit Insurance Company, the Comptroller of the Currency or the Federal Reserve Board.

         "Governmental Rule" means any law, statute, rule, regulation,
          -----------------
ordinance, order, judgment, guidelines or decision of any Governmental Person.

         "Indebtedness", as applied to any Person, means (i) all indebtedness
          ------------
for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is required to be capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than twelve months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a promissory note and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person. The amount of any Indebtedness shall be the principal amount of and all interest, premium, if any, and other fees and expenses accrued on any of the foregoing.

                                    - 9 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Interest Payment Date" means, with respect to any Eurodollar Rate
          ---------------------
Loan, the last day of each Interest Period applicable to such Loan and, with respect to any Base Rate Loan, the last Business Day of each calendar quarter, and with respect to all Loans, the Termination Date; provided, however, that if
                                                     --------  -------
any Interest Period for a Eurodollar Rate Loan exceeds three months, interest shall also be paid on the date which falls three months after the beginning of such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Rate Loan, the
          ---------------
period commencing on the Business Day the Eurodollar Rate Loan is disbursed or continued or on the date on which a Loan is converted into a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of
Conversion/Continuation; provided that:
                         --------

                  (i) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as
          ---------------------
amended to the date hereof and from time to time hereafter, and the rules and regulations promulgated thereunder.

         "Lender" has the meaning assigned to that term in the introduction to
          ------
this Agreement, together with any other financial institutions that become a party hereto as a "Lender" pursuant to Section 10.08.
                                       -------------

         "Lending Office" means, with respect to any Lender, the office or
          --------------
offices of the Lender specified as its "Lending Office" under its name on
Schedule 10.02 hereto, or such other office or offices of the Lender as it may
--------------
from time to time specify to the Company and the Administrative Agent in writing.

         "Lien" means any lien, mortgage, pledge, security interest, charge or
          ----
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any kind of security interest).

         "Loan Documents" means this Agreement, any Notes, the Mattel Sales
          --------------
Guaranty, the Fisher-Price Guaranty, the Mattel Sales Subordination Agreement, the Fisher-Price Subordination Agreement and all documents and instruments delivered in connection herewith or therewith, but shall not include the Transaction Documents.

                                    - 10 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Loans" has the meaning set forth in Section 2.01.
          -----                               ------------

         "Margin Stock" has the meaning assigned to the term "Margin Stock" in
          ------------
Regulation U of the Federal Reserve Board as in effect from time to time.

         "Material Adverse Effect" means (i) a material adverse effect upon the
          -----------------------
business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform the Obligations or of the Lenders to enforce the Obligations.

         "Material Subsidiary" means Mattel Sales, Fisher-Price, or any other
          -------------------
Subsidiary of the Company which meets any of the following conditions:

         (a) the Company's and its Subsidiaries' investments in, and advances to, the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interest, this condition is also met when the number of common shares exchanged or to be exchanged by the Company exceeds 10 percent of its total common shares outstanding at the date the combination is initiated); or

         (b) the Company and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

         (c) the Company and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

         For purpose of meeting the prescribed income test the following guidance should be applied:

                  (i) When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary should be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation.

                  (ii) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five years, such average income should be substituted for purposes of the computation. Any loss years should be omitted for purposes of computing average income.

                  (iii) Where the test involves combined entities, as in the case of determining whether summarized financial data should be presented, entities reporting losses shall not be aggregated with entities reporting income.

         "Mattel Sales" means Mattel Sales Corp., a California corporation.
          ------------

                                    - 11 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Mattel Sales Guaranty" means the Amended and Restated Continuing
          ---------------------
Guaranty signed by Mattel Sales substantially in the form of Exhibit F-2 hereto,
                                                             -----------
as amended, supplemented, restated or otherwise modified from time to time.

         "Mattel Sales Subordination Agreement" means the Amended and Restated
          ------------------------------------
Mattel Sales Subordination Agreement substantially in the form of Exhibit G-2
                                                                  -----------
attached hereto signed by the Company and certain Affiliates of the Company with respect to which Mattel Sales has material outstanding obligations, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

         "Moody's" means Moody's Investors Service, Inc. or any successor
          -------
thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section
          ------------------
4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

         "Non-Priority Indebtedness" means Indebtedness which (a) is not senior
          -------------------------
to the Obligations, (b) does not have any priority of payment over the Obligations or (c) is not secured by Liens on any of the Company's or any Subsidiary's assets.

         "Note" means a promissory note of the Company payable to the order of a
          ----
Lender substantially in the form of Exhibit A hereto, evidencing the Loans made
                                    ---------
by such Lender to the Company.

         "Notice of Borrowing" means a notice substantially in the form of
          -------------------
Exhibit B hereto with respect to a proposed borrowing pursuant to Section
                                                                  -------
2.03(a).
-------

         "Notice of Conversion/Continuation" means a notice given by the Company
          ---------------------------------
to the Administrative Agent pursuant to Section 2.04, in substantially the form
                                        ------------
of Exhibit C hereto.
   ---------

         "Obligations" means (a) all obligations of every nature of the Company,
          -----------
Fisher-Price and Mattel Sales from time to time owed to the Administrative Agent, the Lenders or any other Person required to be indemnified hereunder, or any of them, under any Loan Document and (b) all obligations of every nature of any Seller Party (as defined in the Receivables Purchase Agreement) from time to time owed to the Administrative Agent, the Purchasers or any other Person required to be indemnified thereunder, or any of them, under any Transaction Document.

         "Officers' Certificate" means a certificate substantially in the form
          --------
of Exhibit D hereto executed on behalf of the Company by two different officers of the Company, one of which shall be (a) its Chairman of the Board (if an officer), one of its Presidents, one of its Executive Vice Presidents, or one of its Senior Vice Presidents, and the other one of which shall be (b) its Chief Financial Officer, its Treasurer, one of its Assistant Treasurers, or its Controller, delivered to the Lenders by the Company pursuant to Section 6.02(a).
                                                                ---------------

         "Other Permitted Accounts Receivable Financing Facility" means a
          ------------------------------------------------------
financing arrangement (other than the Receivables Purchase Agreement and the Purchase and Sale Agreement) entered into in the ordinary course of business under which accounts receivable of

                                    - 12 -
               Mattel, Inc. Amended and Restated Credit Agreement
the Company, Mattel Sales, Fisher-Price or any other Subsidiary are periodically sold directly to third party purchasers, or sold to a Subsidiary of the Company formed for such purpose which in turn sells such accounts receivable to third party purchasers; provided, however, that in connection
                                      --------  -------
with any such financing arrangement:

         (a) there is no recourse to the Company or any of its Subsidiaries on account of the creditworthiness of the obligor on such accounts receivable; and

         (b) no negative pledge or Lien is created on any accounts receivables not actually sold or discounted.

         "Participant" has the meaning set forth in Section 10.08(d).
          -----------                               ----------------

         "Pension Plan" means any employee plan which is subject to Section 412
          ------------
of the Internal Revenue Code and which is maintained for employees of the Company or any ERISA Affiliate of the Company other than a Multiemployer Plan.

         "Percentage" has the meaning set forth in the Receivables Purchase
          ----------
Agreement.

         "Person" means any individual, partnership, corporation (including a
          ------
business trust), joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

         "Pro Rata Share" means with respect to each Lender the percentage set
          --------------
forth opposite such Lender's name on Schedule 1.01 hereto. Each Lender's Pro
                                     -------------
Rata Share shall at all times be equal to its Percentage as a Purchaser under the Receivables Purchase Agreement.

         "Purchase and Sale Agreement" means the First Amended and Restated
          ---------------------------
Purchase and Sale Agreement dated as of even date herewith, among the sellers party thereto, the Company, as servicer and guarantor, and Mattel Factoring, Inc., as the buyer thereunder, as it may be amended, supplemented, restated or otherwise modified from time to time.

         "Purchasers" has the meaning set forth in the Receivables Purchase
          ----------
Agreement.

         "Purchaser Commitment" means, for each Lender, the amount set forth for
          --------------------
each Lender under "Purchaser Commitment" on Schedule 1.01, as such amount may be
                                            -------------
reduced from time to time in accordance with this Agreement and the Receivables Purchase Agreement. The Purchaser Commitment is part of, and not in addition to, the Commitment.

         "Purchasers' Investment" has the meaning set forth in the Receivables
          ----------------------
Purchase Agreement.

         "Purchasers' Investment Limit" has the meaning set forth in the
          ----------------------------
Receivables Purchase Agreement and shall be equal to the lesser of the Aggregate Facilities Commitment and $300,000,000, as such amount may be reduced pursuant to the Receivables Purchase Agreement. The Purchasers' Investment Limit is part of, and not in addition to, the Aggregate Facilities Commitment.

                                    - 13 -
               Mattel, Inc. Amended and Restated Credit Agreement

         "Receivables Purchase Agreement" means the First Amended and Restated
          ------------------------------
Receivables Purchase Agreement dated as of even date herewith, among Mattel Factoring, Inc., as transferor, the Company, servicer, the Purchasers and the Administrative Agent, as it may be amended, supplemented, restated or otherwise modified from time to time.

         "Requisite Lenders" means, as of any date of determination, Lenders
          -----------------
having at least 66-2/3% of the Aggregate Facilities Commitment or, if the Aggregate Facilities Commitment has been terminated, Lenders holding in the aggregate at least 66-2/3% of all Loans and Purchasers' Investment; provided
                                                                    --------
that the Commitment of, and the outstanding principal amount of any Loans and portion of Purchasers' Investment held by any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

         "Securities Act" means, at any time, the Securities Act of 1933, as
          --------------
amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

         "S&P" means Standard & Poor's Ratings Services, a division of The
          ---
McGraw-Hill Companies, Inc., or any successor thereto.

         "Subsidiary" means any corporation, association or other business
          ----------
entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Termination Date" means (a) March 31, 2005, or (b) such earlier date
          ----------------
upon which the Commitments are terminated in accordance with the terms hereof. At no time shall the Termination Date be earlier than the Facility Termination Date under and as defined in the Receivables Purchase Agreement.

         "Transaction Documents" has the meaning set forth in the Receivables
          ---------------------
Purchase Agreement.

         1.02 Other Definitional Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires,
                     ------------
be used in the singular or the plural depending on the reference.

                                    SECTION 2.
                                 THE COMMITMENTS

         2.01 The Aggregate Facilities Commitment. Each Lender hereby severally agrees during the Availability Period (a) to make advances to the Company ("Loans") on the terms and conditions set forth in this Agreement and
          -----
(b) to purchase receivables on the terms and conditions set forth in the Receivables Purchase Agreement; provided, however, that: (i) the aggregate
                                --------  -------
outstanding amount of all Loans and Purchasers' Investment shall not exceed the Aggregate Facilities Commitment; (ii) the aggregate outstanding Purchasers' Investments shall not exceed the Purchasers' Investment Limit; (iii) the aggregate outstanding principal amount of the Loans of any Lender, plus such
                                                                   ----
Lender's Percentage of the aggregate outstanding amount of

                                    - 14 -
               Mattel, Inc. Amended and Restated Credit Agreement

Purchasers' Investment in its capacity as a Purchaser under the Receivables Purchase Agreement shall not exceed such Lender's Commitment; (iv) each Lender's Percentage of the aggregate outstanding amount of Purchasers' Investment in its capacity as a Purchaser under the Receivables Purchase Agreement shall not exceed its Purchaser Commitment; and (v) each Lender's Pro Rata Share hereunder shall at all times be equal to such Lender's Percentage under, and as defined in, the Receivables Purchase Agreement. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to
                                          ------------
Section 2.06 and reborrow pursuant to this Section 2.01.
------------                               ------------

         2.02     LOAN ACCOUNTS AND NOTES.

         (a)      Subject to Section 2.02(b), the Loans made by each Lender
                             ---------------
shall be evidenced by one or more loan accounts maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

         (b) Upon the written request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s), the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse the schedules annexed to its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a
                                  --------  -------
Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

         2.03     BORROWING PROCEDURE.

         (a) Whenever the Company desires to borrow hereunder, it shall deliver irrevocable telephonic notice to the Administrative Agent followed immediately by written notice in the form of a Notice of Borrowing, which telephonic notice must be received by the Administrative Agent no later than
(i) 8:00 a.m. (California time) on the proposed Funding Date in the case of Base Rate Loans and (ii) 9:00 a.m. (California time) three Business Days in advance of the proposed Funding Date in the case of Eurodollar Rate Loans, specifying (A) the proposed Funding Date which shall be a Business Day, (B) the amount of the proposed borrowing, (C) whether the proposed borrowing shall consist of Base Rate Loans or Eurodollar Rate Loans, and (D) in the case of Eurodollar Rate Loans, the requested Interest Period. Base Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Eurodollar Rate Loans made on any Funding Date shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount.

                                    - 15 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (b) Promptly (and normally within two hours) after receipt of a Notice of Borrowing (or telephone notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed borrowing exceeds the principal amount of the Loans (if any) maturing on the Funding Date, in same day funds, by remitting such funds to the Administrative Agent's Office no later than 11:00 a.m. (California time) on the Funding Date. Upon satisfaction of the conditions set forth in Section 4.02, the Administrative Agent shall
                               ------------
make available to the Company on such Funding Date the aggregate of the amounts (if any) so made available by the Lenders by causing an amount of same day funds equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of the Company at the Administrative Agent's Office. To the extent that Eurodollar Rate Loans made by the Lenders mature on any Funding Date, the Lenders shall apply the proceeds of the Loans made on such Funding Date, to the extent thereof, to the repayment of such maturing Loans, such Loans and repayments intended to be a contemporaneous exchange.

         2.04     CONVERSION AND CONTINUATION ELECTIONS.

         (a) The Company may upon irrevocable written notice to the Administrative Agent: (i) elect to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof) on any Business Day into Eurodollar Rate Loans; (ii) elect to convert any Eurodollar Rate Loans (or any part thereof) on the last day of any Interest Period therefor into Base Rate Loans in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof; or (iii) elect to continue any Eurodollar Rate Loans (or any part thereof in an amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof) on the last day of any Interest Period therefor; provided, that if the aggregate amount
                                          --------
of Eurodollar Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, the Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as Eurodollar Rate Loans shall terminate.

         (b) Each conversion or continuation shall be made upon irrevocable telephonic notice to the Administrative Agent followed immediately by written notice in the form of a Notice of Conversion/ Continuation, which telephonic notice must be received by the Administrative Agent prior to (i) 9:00 a.m. (California time) at least three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans and (ii) 9:00 a.m. (California time) on the conversion or continuation date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed conversion or continuation date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period, if applicable.

         (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Company has failed to select a new Interest Period to be applicable to such Eurodollar Rate Loans or type of Loan or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                                    - 16 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, or, if no timely notice is provided, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

         (e) Unless the Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default or Event of Default, the Company may not elect to have a Loan be made as, or converted into or continued as, a Eurodollar Rate Loan.

         (f) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than five different Interest Periods in effect.

         2.05     REDUCTION OR TERMINATION OF AGGREGATE FACILITIES COMMITMENT.

         (a) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Facilities Commitment, or permanently reduce the Aggregate Facilities Commitment to an amount not less than the then aggregate outstanding amount of all Loans and Purchasers' Investment; provided that (i)
                                                            --------
any such notice shall be received by the Administrative Agent not later than 8:00 a.m. (California time) three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Facilities Commitment. Once reduced in accordance with this Section, the Aggregate Facilities Commitment may not be increased. Any reduction of the Aggregate Facilities Commitment shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment and utilization fees accrued until the effective date of any termination of the Aggregate Facilities Commitment shall be paid on the effective date of such termination.

         (b) Any reduction or termination of the Purchasers' Investment Limit pursuant to the Receivables Purchase Agreement shall automatically and concurrently reduce the Purchasers' Investment Limit (but not the Aggregate Facilities Commitment) for purposes of this Agreement to an amount equal to such Purchasers' Investment Limit, as so reduced, or terminate the Purchasers' Investment Limit, as the case may be.

         2.06 Voluntary Prepayments. The Company may, upon not less than one Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of a prepayment of a Eurodollar Rate Loan) (which notice the Administrative Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time prepay
(i) any Eurodollar Rate Loans in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount so long as the unpaid balance is not less than $5,000,000; or (ii) any Base Rate Loans in whole or in part in an aggregate minimum amount of
$1,000,000 and integral multiples of $100,000 in excess of that amount;
provided that in the event of any such prepayment of any Eurodollar Rate Loans,
--------
the Company shall be

                                    - 17 -
               Mattel, Inc. Amended and Restated Credit Agreement
obligated to reimburse the Lenders in respect thereof pursuant to Section 3.05.
                                                                  ------------
If such notice of prepayment does not specify how such prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, as determined by the Administrative Agent. All prepayments of Eurodollar Rate Loans shall be applied to the payment of any interest that has accrued to the date of such prepayment before application to principal. Prepayments of Base Rate Loans shall be applied to principal only.

         2.07 Repayment of Loans. Each Loan shall mature and the Company shall repay the unpaid principal amount of each Loan on the Termination Date.

         2.08     INTEREST ON THE LOANS.

         (a)      Subject to Section 2.08(c), the Loans shall bear interest on
                             ---------------
the unpaid principal amount thereof from the Funding Date until paid in full at a rate per annum equal to (i) with respect to Eurodollar Rate Loans, the Eurodollar Rate plus the Applicable Amount for Eurodollar Rate Loans or (ii)
                ----
with respect to Base Rate Loans the Base Rate plus the Applicable Amount for Base Rate Loans.

         (b)      Subject to Section 2.08(c), from and after the Effective Date,
                             ---------------
interest shall be payable in arrears on the Loans on each Interest Payment Date applicable to that Loan. Interest paid on the date of any partial prepayment of Loans hereunder shall be paid in respect of the portion of the Loans so prepaid.

         (c) Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate equal to the Default Rate. Furthermore, while any Event of Default exists or after acceleration, the Company shall pay interest on the principal amount of all outstanding Loans at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Governmental Rule. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. Notwithstanding the foregoing, interest shall not commence accruing at the Default Rate until the Administrative Agent, at the direction of the Requisite Lenders, has notified the Company thereof; provided, however,
                                                            --------  -------
that upon the occurrence of an Event of Default specified in Section 8.01(f) or
                                                             ---------------
(g), the Default Rate shall thereupon automatically commence accruing and be
---
due and payable without further act of or demand by the Administrative Agent or any Lender.

         2.09     FEES.

         (a) The Company agrees to pay a commitment fee equal to the Applicable Amount for the commitment fee on the daily actual unused portion of the Aggregate Facilities Commitment during the Availability Period. The Company shall pay the commitment fee to the Administrative Agent for distribution to each Lender in accordance with its Pro Rata Share. The commitment fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter, for all amounts accrued to such date, and on the Termination Date; provided that, in
      --------

                                    - 18 -
               Mattel, Inc. Amended and Restated Credit Agreement
connection with any reduction or termination of the Aggregate Facilities Commitment pursuant to Section 2.05, the accrued fee calculated on the portion
                       ------------
so terminated or reduced for the period ending on such date shall also be paid on the date of such reduction or termination.

         (b) The Company agrees to pay a utilization fee equal to the Applicable Amount therefor on the daily actual principal amount of all outstanding Loans on each day that the aggregate principal amount of outstanding Loans exceeds 33.00% or 66.00% of an amount equal to (i) the Aggregate Facilities Commitment less (ii) the aggregate outstanding amount of
                                ----
the Purchasers' Investments. The Company shall pay the utilization fee to the Administrative Agent for distribution to each Lender in accordance with its Pro Rata Share. The utilization fee shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter, for all amounts accrued to such date, and on the Termination Date; provided that, in connection
                                                   --------
with any reduction or termination of the Aggregate Facilities Commitment pursuant to Section 2.05, the accrued utilization fee calculated on the portion
            ------------
so terminated or reduced for the period ending on such date shall also be paid on the date of such reduction or termination.

         (c) The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated February 6, 2002 (the "Agent/Arranger Fee Letter"), among the Company, the Arranger and the
 -------------------------
Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d) The Company shall pay to the Administrative Agent such fees as may from time to time be agreed upon between the Company and the Administrative Agent.

         2.10     CALCULATION OF INTEREST AND FEES.

         (a) Interest on all Loans and fees payable under this Agreement shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment shall be excluded; provided that, if a Loan is repaid on the same day on which it is
          --------
made, one day's interest shall be paid on that Loan.

         (b) Any change in the interest rate on a Loan resulting from a change in the Applicable Amount or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Amount or Eurodollar Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant hereto shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

         2.11     PAYMENTS BY THE COMPANY.

         (a) All payments of principal, interest and fees hereunder and under any Notes shall be made in Dollars without setoff, counterclaim, recoupment or any other deduction, in same day

                                    - 19 -
               Mattel, Inc. Amended and Restated Credit Agreement funds and delivered to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders or the Administrative Agent not later than 11:00 a.m. (California time) on the date due. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts in like funds received. Any payment which is received by the Administrative Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions in the definition of "Interest Period", whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full as and when required hereunder, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         2.12     PAYMENTS BY THE LENDERS TO THE ADMINISTRATIVE AGENT.

         (a) Unless the Administrative Agent shall have received notice from a Lender on the Effective Date or, with respect to each borrowing after the Effective Date, by 12:00 noon (California time) one Business Day prior to the date of any proposed borrowing of Eurodollar Rate Loans, or by 10:00 a.m. (California time) on the date of any proposed borrowing of Base Rate Loans, that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of the Company the amount of that Lender's Pro Rata Share of the borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the next Business Day following the date of such borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.12(a) shall be conclusive, absent manifest
                         ---------------
error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to the

                                    - 20 -
               Mattel, Inc. Amended and Restated Credit Agreement

Administrative Agent on the next Business Day following the date of such borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing.

         (b) The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

         2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith
(a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess
                   --------  -------
payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by
                        ------------
law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.13
                                                                ------------
and will in each case notify the Lenders following any such purchases or repayments.

                                    SECTION 3.
                               PAYMENTS IN GENERAL

3.01     TAXES.

         (a)      Subject to Section 3.01(d) and Section 3.01(f), any and all
                             ---------------     ---------------
payments by the Company to each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or the Administrative Agent's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision

                                    - 21 -
               Mattel, Inc. Amended and Restated Credit Agreement
thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
                                                               -----

         (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").
                                                      -----------

         (c)      Subject to Section 3.01(f), the Company shall indemnify and
                             ---------------
hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by
                                                          ------------
such Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender or the Administrative Agent makes written demand therefor.

         (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to Section 3.01(f): (i) the
                                                     ---------------
sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) such Lender or the Administrative Agent, as the case may be,
     ------------
receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         (f) The Company will not be required to pay any additional amounts in respect of Taxes pursuant to this Section 3.01 to any Lender for the account
                                    ------------
of any Lending Office of such Lender: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 10.15 in respect of such Lending
                                  -------------
Office; or (ii) if such Lender shall have delivered to the Company the form(s) in respect of such Lending Office pursuant to Section 10.15, and such Lender
                                              -------------
shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Person charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such form(s).

         (g)      If, at any time, the Company requests any Lender to deliver any forms or other documentation pursuant to Section 10.15, then the Company
                                             -------------
shall, on demand of such Lender through the Administrative Agent, reimburse such Lender for any costs and expenses (including

                                    - 22 -
               Mattel, Inc. Amended and Restated Credit Agreement expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

         (h) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to Section 3.01(d), then such Lender
                                               ---------------
shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         (i) The agreements and obligations of the Company contained in this Section 3.01 shall survive the payment in full of all other Obligations.
     ------------

         3.02 Capital Adequacy. If (a) any adoption of or any change in or in the interpretation of any law, rule or regulation, or (b) compliance with any guideline, request or directive of any central bank or other Governmental
Person or quasi-governmental authority exercising control over banks or financial institutions generally or any court (whether or not having the force of law), or (c) any change in the force or effectiveness of the regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 225 (Appendix A), 12 C.F.R. Part 208 (Appendix A) or 12 C.F.R. Part 325 (Appendix A) requires that the commitments of any Lender hereunder (including, without limitation, commitments and obligations in respect of Loans) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender (a "Change in Law"), the result of which is to reduce the rate of return
           -------------
on such Lender's capital as a consequence of such commitments to a level below that which such Lender could have achieved but for such Change in Law, taking into consideration such Lender's policies with respect to capital adequacy, by an amount which such Lender deems to be material, the Lender shall deliver to the Company a statement of the amount necessary to compensate such Lender for the reduction in the rate of return on its capital attributable to such commitments (the "Capital Compensation Amount"). The Lender shall determine the
                  ---------------------------
Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. The Lender shall from time to time notify the Company of the amount so determined. Such amount shall be due and payable by the Company to such Lender ten Business Days after such notice is given. As soon as practicable after any Change in Law, each Lender seeking compensation under this Section shall submit to the Company estimates of the Capital Compensation Amounts that would be payable as a function of such Lender's commitments hereunder.

         3.03     ILLEGALITY.

         (a) If any Lender shall determine that any Governmental Rule or any change therein or in the interpretation or administration there of has made it unlawful, or that any Governmental Person has asserted that it is unlawful, for any Lender or its Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, the obligation of the Lender to make Eurodollar Rate Loans shall be suspended until the Lender shall have notified the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

                                    - 23 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (b) If a Lender shall determine that any Governmental Rule or any change therein or in the interpretation or administration thereof has made it unlawful, or that any Governmental Person has asserted that it is unlawful, for any Lender or its Lending Office to maintain any Eurodollar Rate Loan, the Company shall prepay all Eurodollar Rate Loans of the Lender then outstanding, together with interest accrued thereon, or convert all Eurodollar Rate Loans of the Lender then outstanding to Base Rate Loans pursuant to Section 2.04, either
                                                           ------------
on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.05.
   ------------

         (c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been terminated, the Company may elect, by giving notice to the Lender through the Administrative Agent that all Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

         (d) Before giving any notice to the Administrative Agent pursuant to this Section 3.03, the affected Lender shall designate a different Lending
        ------------
Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

         3.04 Increased Costs and Reduction of Return. If any Lender shall determine that, due to either (a) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request from any Governmental Person (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Lender (with a copy of such demand to the Administrative Agent), pay to such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs. Each Lender agrees to notify the Company of the occurrence of such an increased cost event promptly after obtaining knowledge thereof.

         3.05 Funding Losses. The Company agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of: (a) the failure of the Company to make any payment or prepayment of principal of any Eurodollar Rate Loan (including payments made after any acceleration thereof); (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;
(c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.06; or (d) the prepayment of a
                                  ------------
Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Lenders under Section 3.04 and this Section 3.05, each
                                 ------------          ------------
Eurodollar Rate Loan made by a Lender (and each

                                    - 24 -
               Mattel, Inc. Amended and Restated Credit Agreement related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded. This covenant shall survive the payment in full of all other Obligations.

         3.06 Inability to Determine Rates. If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or if the Requisite Lenders advise the Administrative Agent in writing that the Eurodollar Rate applicable for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Requisite Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such notice with respect to Loans, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         3.07 Survival. The agreements and obligations of the Company in this Section 3 shall survive the payment of all other Obligations.
     ---------

                                  SECTION 4.
                             CONDITIONS PRECEDENT

          4.01 Conditions to Effectiveness. The effectiveness of the Agreement is subject to satisfaction of the following conditions precedent:

         (a) The Company shall deliver to the Administrative Agent and Lenders (or to the Administrative Agent for the Lenders with sufficient originally executed copies for each Lender, except for any Notes):

                  (i) This Agreement, duly executed and delivered by the Company, the Administrative Agent and all Lenders;

                  (ii) A Note, duly executed and delivered by the Company, drawn to the order of each Lender requesting a Note, with appropriate insertions;

                  (iii) The Mattel Sales Guaranty and the Fisher-Price Guaranty, duly executed and delivered by Mattel Sales and Fisher-Price, respectively;

                  (iv) The Mattel Sales Subordination Agreement and the Fisher-Price Subordination Agreement duly executed and delivered by the Company and each

                                    - 25 -
               Mattel, Inc. Amended and Restated Credit Agreement

         Affiliate of the Company to whom Mattel Sales or Fisher-Price owes any material outstanding obligations;

                  (v) Copies of the resolutions of the board of directors or the executive committee of each Company Party approving and authorizing the execution, delivery and performance by such Company Party of each Loan Document to which it is a party, certified as of the Effective Date by the secretary or an assistant secretary of such Company Party;

                  (vi) A certificate of the secretary or assistant secretary of each Company Party, certifying the names and true signatures of the officers of such Company Party authorized to execute and deliver the Loan Documents to which it is a party;

                  (vii) The articles or certificate of incorporation or organization of each Company Party as in effect on the Effective Date, certified by the secretary of state of the state of its incorporation or formation as of a recent date, and the bylaws or operating agreement of each Company Party as in effect on the Effective Date, in each case, certified by the secretary or assistant secretary of such Company Party as of the Effective Date;

                  (viii) A good standing certificate for each Company Party from the secretary of state of its state of incorporation or formation dated as of a recent date;

                  (ix) Executed copies of one or more favorable written opinions of Christopher O'Brien, Esq., Assistant General Counsel of the Company, or a Senior Counsel of the Company, dated as of the Effective Date, substantially in the form of Exhibit E hereto
                                                      ---------
         relating to the Company Parties and as to such other matters as the Administrative Agent and the Lenders may reasonably request;

                  (x) A certificate signed by one of the officers authorized to deliver an Officers' Certificate certifying (A) that the conditions specified in Sections 4.01(c) and (d) have been
                                     ----------------
         satisfied, (B) that there has been no event or circumstance since the date of the audited financial statements dated December 31, 2000 referred to in Section 5.08 which has a Material Adverse Effect; and
                        ------------
         (C) the current ratings on the Company's long-term unsecured Indebtedness by S&P, Moody's and Fitch;

                  (xi) Evidence that all conditions precedent to the initial purchase under the Receivables Purchase Agreement have been, or concurrently herewith are being, satisfied or waived thereunder; and

               (xii) Evidence that the Existing 364-Day Credit Agreement is being terminated concurrently herewith.

         (b) The Company shall have paid all fees payable pursuant to Sections 2.09(c) and (d).
----------------     ---

                                    - 26 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (c) The representations and warranties of each Company Party contained in any Loan Document shall be true, correct and complete in all material respects on and as of the Effective Date.

         (d)      No Default or Event of Default shall exist.

         (e) The Company shall have performed in all material respects all agreements which this Agreement provides shall be performed by it on or before the Effective Date

         4.02 Conditions to All Loans. The obligation of each Lender to make any Loan is subject to the following further conditions precedent that, as of the applicable Funding Date:

         (a) The Administrative Agent shall have received on or before that Funding Date a Notice of Borrowing signed by the Chief Executive Officer, the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the Company or any officer of the Company designated by any of the above described officers on behalf of the Company in writing delivered to the Administrative Agent;

         (b) The representations and warranties of the Company contained in any Loan Document (except the representation and warranty contained in Section
                                                                       -------
5.09 and, in the case of a borrowing of Loans where the aggregate principal
----
amount of the Loans being made on that Funding Date equals or is less than the aggregate principal amount of Loans maturing on that Funding Date, the representation and warranty contained in Section 5.11), shall be true, correct
                                         ------------
and complete in all material respects on and as of that Funding Date (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) to the same extent as though made on and as of that Funding Date; and

         (c) No Default or Event of Default shall exist or shall result from such borrowing or continuation or conversion.

         Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the Funding Date, that the conditions in Section 4.02 are satisfied or waived.
                                     ------------

                                  SECTION 5.
                        REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make any extension of credit hereunder, the Company represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete:

         5.01 Organization and Powers. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and, except for changes in the ordinary course of business or as permitted or contemplated by this Agreement, each of the Material Subsidiaries is a corporation duly organized, validly existing and in good

                                    - 27 -
               Mattel, Inc. Amended and Restated Credit Agreement standing under the laws of the jurisdiction of its incorporation; and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and, in the case of the Company, to enter into this Agreement, a Fisher-Price Subordination Agreement and a Mattel Sales Subordination Agreement, to issue the Notes and to carry out the transactions contemplated hereby and thereby.

         5.02 Good Standing. The Company and, except for changes in the ordinary course of business or as permitted or contemplated by this Agreement, each Material Subsidiary is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has or will have no Material Adverse Effect.

         5.03 Material Subsidiaries. Except for changes in the ordinary course of business or as permitted or contemplated by this Agreement, Schedule
                                                                      --------
5.03 hereto correctly sets forth the name, jurisdiction of incorporation and
----
ownership interest of the Company in each of its Material Subsidiaries as of the date hereof.

         5.04 Authorization of Borrowing. The execution, delivery and performance of each Loan Document to which it is a party, and acknowledgement of the Fisher-Price Subordination Agreement and the Mattel Sales Subordination Agreement and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by the Company.

         5.05 No Conflict. The execution, delivery and performance by the Company of this Agreement and the acknowledgement of the Fisher-Price Subordination Agreement, the Mattel Sales Subordination Agreement and the issuance, delivery and payment of the Notes do not and will not (a) violate the Restated Certificate of Incorporation or Bylaws of the Company, (b) violate any provision of law applicable to the Company, or any material order, judgment or decree of any court or other agency of government binding on the Company, the violation of which would result in a Material Adverse Effect, (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company, (d) result in or require the creation or imposition of any material lien, security interest, charge or encumbrance of any nature whatsoever upon any of its material properties or assets, or (e) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company.

         5.06 Governmental Consents. The execution, delivery and performance by the Company of each Loan Document to which it is a party and each agreement, document, or instrument required hereunder, the acknowledgment of the Fisher-Price Subordination Agreement, Mattel Sales Subordination Agreement, and the issuance, delivery and payment of the Notes do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body or other such person.

         5.07 Binding Obligation. This Agreement is, and each other Loan Document to which it is a party, when executed and delivered hereunder will be, the legally valid and binding obligations of the Company, enforceable against it in accordance with their respective terms,

                                    - 28 -
               Mattel, Inc. Amended and Restated Credit Agreement except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

         5.08 Financial Condition. The Company has heretofore delivered to the Lenders a consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2000 and related consolidated statements of income, shareholders' equity and changes in financial position of the Company and its Subsidiaries for such fiscal year, audited by PriceWaterhouseCoopers. All such statements were prepared in accordance with GAAP and fairly present the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the consolidated results of operations and statement of cash flow of the Company and its Subsidiaries for the period then ended. Neither the Company nor any of its Subsidiaries has any material Contingent Obligation, liability for taxes or long-term lease which as of the date of this Agreement, individually or in the aggregate, would, if it became absolute, result in a Material Adverse Effect which is not reflected in the foregoing statements or in the notes thereto.

         5.09 Changes, Etc. Since December 31, 2000, there has been no event or events that have, either individually or in the aggregate, resulted in a Material Adverse Effect.

         5.10 Title to Properties. The Company and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the consolidated balance sheet referred to in Section 5.08 except as set forth
                                              ------------
in said balance sheet or in the notes thereto, except for assets acquired or disposed of in the ordinary course of business or as otherwise permitted by this Agreement since December 31, 1996 and except for immaterial defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

         5.11     Litigation; Adverse Facts. Except as set forth on Schedule
                                                                    --------
5.11 hereto, there is no action, suit, proceeding or arbitration (whether or
----
not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of the Company's or such Subsidiaries' properties which, in the reasonable judgment of the Company and its executive officers (assuming adverse determination of facts which the Company in good faith believes it would not successfully disprove, and considering damages which in their best judgment is the maximum that would be awarded upon, and the likelihood of, an adverse determination of the claim or the amount which reflects their best judgment as to that required to be paid to settle the claims) would result in a Material Adverse Effect and there is no basis known to such executive officers for any such action, suit or proceeding. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable law which could result in a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which provides a reasonable basis for questioning the validity or the enforceability of any Loan Document.

                                    - 29 -
               Mattel, Inc. Amended and Restated Credit Agreement

         5.12 Payment of Taxes. All tax returns and reports of the Company and its Material Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable or bonded against, except to the extent permitted by Section 6.04.
                                                                 ------------
The Company knows of no proposed tax assessment against it or any of its Subsidiaries that would result in a Material Adverse Effect.

         5.13 Agreements. Neither the Company nor any of its Subsidiaries is a party to or is subject to any material agreement or instrument or charter or other internal restriction which results in a Material Adverse Effect.

         5.14 Performance. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Company, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, would not result in a Material Adverse Effect.

         5.15 Governmental Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability in any material way to incur Indebtedness for money borrowed.

         5.16 Employee Benefit Plans. The Company and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans. Neither the Company nor any of its ERISA Affiliates has participated in or participates in any Multiemployer Plan the withdrawal from which may result in any liability to any party in an amount in excess of $100,000,000.

         5.17 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.18 Disclosure. No representation or warranty of the Company contained in this Agreement or any other document, certificate or written statement furnished to the Lenders by the Company since January 1, 2002 for use in connection with the transactions contemplated by this Agreement as of the date of this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the officers of the Company in the case of any document or fact not furnished by it) necessary in order to make the statements contained herein or therein not misleading except to the extent that any such statement or omission that was untrue or misleading at the time made or that subsequently became untrue or misleading has been superseded or corrected by information provided to the Lenders prior to the date of this

                                    - 30 -
               Mattel, Inc. Amended and Restated Credit Agreement

Agreement. The projections and pro forma financial information contained in such written materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the officers of the Company as of the date of this Agreement (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, which has not been disclosed herein or in the written materials referred to in Section 5.08 other
                                                            ------------
than as disclosed in writing to the Lenders on or before the date hereof.

         5.19 Subordination Agreements. Neither Fisher-Price nor Mattel Sales has any material outstanding obligations to any Affiliate of the Company which has not signed a Fisher-Price Subordination Agreement or a Mattel Sales Subordination Agreement, respectively.

                                  SECTION 6.
                            AFFIRMATIVE COVENANTS

         The Company agrees from the Effective Date until payment in full of all Obligations and termination of the Aggregate Facilities Commitment and the Receivables Purchase Agreement, unless Requisite Lenders shall otherwise give prior written consent, the Company will perform all covenants in this Section 6.
                                                                      ---------

         6.01 Financial Statements. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Administrative Agent and to each Lender:

         (a) as soon as practicable and in any event not later than 55 days after the end of each of the first three fiscal quarters of the Company, consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and for the fiscal year to date and the related consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flow all in reasonable detail and certified by the Chief Financial Officer, Executive Vice President Finance or the Treasurer of the Company that the consolidated statements (and to the best of his or her belief, the consolidating statements) and other materials required by this clause (a) fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from year-end audit and normal year-end adjustments; and

         (b) as soon as practicable and in any event not later than 100 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated (and, as to statements of income only, consolidated and consolidating) statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and (i) in

                                    - 31 -
               Mattel, Inc. Amended and Restated Credit Agreement the case of such consolidated financial statements, accompanied by a report thereon of Price Waterhouse or other independent accountants of recognized national standing selected by the Company which report shall state that such consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) in the case of such consolidating financial statements, certified by the chief financial or accounting officer of the Company.

         6.02 Certificates; Other Information. The Company will deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Requisite Lenders:

         (a) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 6.01(a) and (b) above, an
                                         ----------------     ---
Officers' Certificate (i) stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof, and (ii) demonstrating in reasonable detail compliance during (to the extent required) and at the end of such accounting periods with the restrictions contained in Sections 7.05 and 7.06.
                              -------------     ----

         (b) together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to Section 6.01(b)
                                                           ---------------
above, a written statement by the independent accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, and
(ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such
                                                       --------
accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Default that would not be disclosed in the course of their audit examination. The Administrative Agent shall have the right, from time to time, to discuss the affairs of the Company directly with such independent certified public accountants;

         (c) promptly upon receipt thereof, copies of all reports submitted to the Company (including, without limitation, the Company's Board of Directors) by the Company's independent accountants in connection with each annual, interim or special audit of the consolidated financial statements of the Company made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit; and

                                    - 32 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary, and, promptly upon their becoming effective, and in any event within 15 days of filing, all regular and periodic reports and all registration statements and prospectuses that have been filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Person succeeding to any of its functions, and all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the business of the Company and its Subsidiaries.

         Each document required to be delivered pursuant to Section 6.01(a) or
                                                            ---------------
(b) or Section 6.02(d) shall be deemed to have been delivered on the date on
---    ---------------
which the Company posts such document on the Company's website on the Internet at the website address listed on Schedule 10.02, or when such document is
                                 --------------
posted on the Securities and Exchange Commission's website at www.sec.gov or on IntraLinks; provided that the Company shall deliver paper copies of all such
            --------
documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this paragraph, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03 Notices. The Company will promptly notify the Administrative Agent and each Lender:

         (a) promptly upon any executive officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that the Administrative Agent or any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Default under this Agreement, (ii) of any condition or event which would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 6 of such Form as in effect on the date hereof) if the Company were required to file such reports under the Exchange Act, (iii) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 8.01, (iv) of the institution of any litigation involving an alleged
------------
liability of the Company or any of its Subsidiaries equal to or greater than $20,000,000 or any adverse determination in any litigation involving a potential liability of the Company or any of its Subsidiaries equal to or greater than $20,000,000, or (v) of a Material Adverse Effect, in each case an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

                                    - 33 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (b) as soon as available but no later than March 31 of each year, copies of the Company's consolidated financial plan for the then current fiscal year as customarily prepared for internal use;

         (c) promptly after the acquisition of any Material Subsidiary, notice of such acquisition;

         (d) promptly upon any executive officer of the Company obtaining knowledge, notice of any change in the ratings on the Company's long-term unsecured Indebtedness by S&P, Moody's and, Fitch; and

         (e) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender or the Administrative Agent, including any financial reports regularly prepared by the Company for internal use.

         6.04 Corporate Existence, etc. Except as permitted or not prohibited in Section 7.03, the Company will at all times preserve and keep in
              ------------
full force and effect its corporate existence and rights and franchises material to its business and those of each of its Material Subsidiaries; provided that the corporate existence and the rights and franchises of any
--------
Material Subsidiary may be terminated or permitted to lapse if such termination or lapse is in the best interest of the Company, is approved by the Board of Directors of the Company and is not materially disadvantageous to the holder of any Note.

         6.05 Payment of Taxes and Claims; Tax Consolidation. The Company will, and will cause each of its Material Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no
                                                            --------
such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Company will not, nor will it permit any Material Subsidiary to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or a Subsidiary of the Company).

         6.06 Maintenance of Properties; Insurance. Except as permitted or not prohibited in Section 7.03, the Company will maintain or cause to be
                  ------------
maintained in good repair, working order and condition all material properties (other than obsolete properties) used or useful in the business of the Company and its Material Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals, substitutions and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Material Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly

                                    - 34 -
               Mattel, Inc. Amended and Restated Credit Agreement situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided that the Company may maintain a program of self insurance for the Company and its Material Subsidiaries in accordance with sound business practices.

         6.07 Inspection of Property and Books and Records. The Company shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit any authorized representatives designated by any Lender at the expense of that Lender, to visit and inspect any of the properties of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom (but not records relating to intellectual property), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

         6.08 Use of Proceeds of Loans. The Company shall use the proceeds of Loans for general corporate purposes, including, without limitation, lending to its Subsidiaries and acquiring other Persons or businesses so long as the acquisition is approved by the board of directors of the Person being acquired.

         6.09 Environmental Laws. The Company shall maintain and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.10 Subordination Agreements. If from time to time Fisher-Price or Mattel Sales has any material outstanding obligations owing to any Affiliate of the Company which has not signed a Fisher-Price Subordination Agreement or a Mattel Sales Subordination Agreement, respectively, the Company shall cause such Affiliate to execute deliver a Fisher-Price Subordination Agreement or a Mattel Sales Subordination Agreement, as the case may be, and deliver to the Administrative Agent a signature and incumbency certificate of the officers of each such Affiliate and cause Fisher-Price or Mattel Sales, as the case may be, to acknowledge each such agreement.

         6.11 Compliance with Laws. The Company shall maintain and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Governmental Rules applicable to it, except in such instances in which (i) such requirement of Governmental Rules is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

                                  SECTION 7.
                             NEGATIVE COVENANTS

                                    - 35 -
               Mattel, Inc. Amended and Restated Credit Agreement

         The Company agrees from the Effective Date until payment in full of all Obligations and termination of the Aggregate Facilities Commitment and the Receivables Purchase Agreement, unless Requisite Lenders shall otherwise give prior written consent, the Company will perform all covenants in this Section 7.
                                                                      ---------

         7.01 Indebtedness. The Company will not, and will not permit any of its Material Subsidiaries to, directly or indirectly incur, assume, guaranty or otherwise become directly or indirectly liable with respect to any
Indebtedness; except:
              ------

         (a)      Indebtedness permitted to be secured under Section 7.02;
                                                             ------------

         (b)      Non-Priority Indebtedness of the Company; and

         (c) Non-Priority Indebtedness of Subsidiaries of the Company not exceeding 20% of Consolidated Net Worth in the aggregate at any time.

         7.02 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any Subsidiary except:

         (a) Liens securing Indebtedness for borrowed money not exceeding, together with the aggregate outstanding face amount of sales or discounting of notes or receivables permitted under Section 7.04(e), $100,000,000 in aggregate
                                     ---------------
principal amount at any time;

         (b)      Liens existing on the date hereof;

         (c)      Liens securing Indebtedness under the Receivables Purchase
Agreement;

         (d) Liens securing Indebtedness under Other Permitted Accounts Receivable Financing Facilities or otherwise arising under transactions permitted pursuant to Section 7.04;
                      ------------
         (e)      Liens listed on Schedule 7.02; and
                                  -------------

         (f)      Liens on newly-acquired Capital Assets; provided that such
                                                          --------
Liens on Capital Assets located in the United States shall not secure Indebtedness for borrowed money in excess of $25,000,000.

         7.03     Restriction on Fundamental Changes.

         (a) The Company shall not, and shall not permit any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

         (b) the Company shall not, and shall not suffer or permit any of its Material Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of whether in one transaction or in a series of transactions, all or substantially all, of its assets to or in favor of any Person, except:

                                    - 36 -
               Mattel, Inc. Amended and Restated Credit Agreement

                  (i) (A) the Company may merge or consolidate with any other Person provided that the Company shall be the continuing or surviving corporation, and (B) any Material Subsidiary may merge or consolidate with any other Person provided that the Company or a Material Subsidiary shall be the continuing or surviving corporation; provided, further, that (1) if any transaction shall be between a
         --------  -------
         Subsidiary and a wholly-owned Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving corporation, (2) no Default or Event of Default shall result from such merger or consolidation, and
         (3) except where a wholly-owned Subsidiary merges or consolidates with another wholly-owned Subsidiary or the Company, no Default or Event of Default shall exist prior to such merger or consolidation; and

                  (ii) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary of the Company.

         7.04 Sale or Discount of Receivables. The Company will not, and will not permit any of its Domestic Subsidiaries to, directly or indirectly, sell with or without recourse, or discount or otherwise sell for less than the face value thereof any of its notes or accounts receivable, except:

         (a) discounts offered in the ordinary course of business for early payment of accounts receivable and negotiated settlements of bad debts and disputed accounts receivable in the ordinary course of business;

         (b) sales of accounts receivable under the Receivables Purchase Agreement and agreements entered into in connection therewith;

         (c) sales of accounts receivable under Other Permitted Accounts Receivable Financing Facilities;

         (d) sales of accounts receivable where the Company believes in good faith that the collectability of such accounts receivable is or may be jeopardized by the distressed financial condition of the obligor under such accounts receivable; and

         (e) sales or discounting of any other notes or receivables, the aggregate outstanding face amount of which does not exceed, together with the aggregate outstanding principal amount of secured Indebtedness permitted under
Section 7.02(a), $100,000,000 in the aggregate at any time.
---------------

         7.05 Consolidated Funded Indebtedness to Total Capitalization. The Company shall not permit the ratio of the sum of (a) Consolidated Funded Indebtedness plus (b) Combined Purchasers' Investments to the sum of (x)
             ----
Consolidated Funded Indebtedness plus (y) Combined Purchasers' Investments plus
                                 ----                                      ----
(z) the consolidated net worth of the Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP to exceed 60% at the end of each of the first three fiscal quarters in each fiscal year and 50% at the end of each fiscal year.

         7.06 Interest Coverage Ratio. The Company shall not permit, as of the last day of each fiscal quarter, the ratio of (a) the sum of (i) its net income from continuing operations, for

                                    - 37 -
               Mattel, Inc. Amended and Restated Credit Agreement
the four consecutive fiscal quarters ending on such date, before (A) special items, (B) minority interest, (C) gains on reacquisition of debt, plus (ii)
                                                                  ----
income taxes accrued for the four consecutive fiscal quarters ending on such date, plus (iii) interest accrued for the four consecutive fiscal quarters
      ----
ending on such date, excluding capitalized interest and without regard to interest income plus (iv) depreciation and amortization for the four
                ----
consecutive fiscal quarters ending on such date to (b) interest incurred for the four consecutive fiscal quarters ending on such date, including capitalized interest and without regard to interest income, to be less than 3.50 to 1.

         7.07 ERISA. The Company will not, and will not permit any of its ERISA Affiliates to, permit the aggregate actuarial present value of all benefit liabilities under all Pension Plans to exceed the aggregate fair market value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000,000, determined in accordance with the actuarial assumptions and liabilities set forth in the most recent actuarial valuation prepared with respect to such Pension Plans.

         7.08 Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company for the purpose of "purchasing" or "carrying" any Margin Stock in violation of Regulation U, of the Federal Reserve Board (or any other regulation of the Federal Reserve Board) or the Exchange Act, in each case as in effect on the date or dates of such borrowing and the use of such proceeds.

         7.09 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                                  SECTION 8.
                              EVENTS OF DEFAULT

         8.01 Events of Default. Any of the following conditions or events shall constitute an "Event of Default:"
                     ----------------

         (a) Failure to Make Payments When Due. (i) Failure by any Company Party to pay any required payment of principal under this Agreement or the Receivables Purchase Agreement or of any Loan or any Notes, when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, (ii) failure by any Company Party to pay any required payment of interest under this Agreement or the Receivables Purchase Agreement or on any Loan or any Note or any fees payable pursuant to Section 2 for a period of five days or more after
                             ---------
the date such payment is due, or (iii) failure by any Company Party to pay any other amount due under this Agreement or the Receivables Purchase Agreement within 90 days after written notice thereof; or

                                    - 38 -
               Mattel, Inc. Amended and Restated Credit Agreement

         (b) Default in Other Agreements. (i) Failure of the Company or any of its Material Subsidiaries to pay or any default in the payment of any principal or interest on any Indebtedness in an amount exceeding $15,000,000 or any default in any other obligation for the payment of money in an amount in excess of $15,000,000 beyond any period of grace allowed; or (ii) any breach or default (unless cured or waived) with respect to any other term of any evidence of such other Indebtedness for borrowed money in an amount exceeding
$15,000,000 or of any loan agreement, mortgage, indenture or other agreement relating thereto, and such breach or default continues after the applicable grace or notice period, if any, specified in the document relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for borrowed money to become or be declared due prior to its stated maturity; or

         (c) Breach of Certain Covenants. Failure of the Company to perform or comply with any term or condition contained in Sections 6.03(a),
                                                          ----------------
6.04 or Section 7 of this Agreement; or
----    ---------

         (d) Breach of Warranty. Any of the Company's, Fisher-Price's or Mattel Sales' representations or warranties made in any Loan Document in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

         (e) Other Defaults Under Loan Documents. Failure of any Company Party to perform or comply with any other term or condition contained in any Loan Document to which it is a party thereto, other than the conditions referred to in Subsections (a), (b), (c) and (d) above, and such default shall not have been remedied or waived within 30 days after receipt of notice from the Administrative Agent or any Lender of such default; or

         (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or (ii) any other similar relief shall be granted under any applicable federal or state or applicable foreign law; a petition for an involuntary case shall be filed against the Company or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Material Subsidiaries, or over all or substantially all of its property, shall have been entered; or an interim receiver, trustee or other custodian of the Company or any of its Material Subsidiaries for all or substantially all of the property of the Company or any of its Material Subsidiaries shall be appointed involuntarily; and the continuance of any such events in clause (ii) for 45 days unless dismissed, bonded or discharged; or

         (g) Voluntary Bankruptcy; Appointment of Receiver, etc. The Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in any involuntary case, or to the conversion from an involuntary case, under any such law, or shall consent to the appointment of

                                    - 39 -
               Mattel, Inc. Amended and Restated Credit Agreement or taking possession by a receiver, liquidator, sequestrator, trustee or other custodian for all or substantially all of its property; the making by the Company or any of its Material Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of the Company or any of its Material Subsidiaries, or the admission by the Company or any of its Material Subsidiaries in writing of its inability, to generally pay its debts as such debts become due; or the Board of Directors of the Company or any of its Material Subsidiaries adopts any resolution or otherwise takes action to approve any of the foregoing; or

         (h) Judgments. Any final money judgment involving in any case an amount in excess of $20,000,000 or in excess of $40,000,000 in the aggregate at any one time for all final judgments shall be entered or filed against the Company or any Material Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 45 days or in any event later than five days prior to the date of any proposed sale thereunder; or

         (i) Dissolution. Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         (j)      ERISA. (i) Any Pension Plan maintained by the Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (iv) the Company or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if, as of the date of the event listed in clauses (i)-(iv) above or any subsequent date, any of the Company or its ERISA Affiliates has any liability (such liability to include, without limitation, any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in clauses (i)-(iv) above for unfunded guarantied vested benefits under the Pension Plans which exceeds the current value of assets accumulated in such Pension Plan by more than $100,000,000; or

         (k) Loss of Property. All, or a substantial part of, the property, assets or business of the Company or any Material Subsidiary shall be condemned or seized and such condemnation or seizure shall have (after taking into account any insurance or condemnation award) a Material Adverse Effect; or

         (l) Cessation of Business. The Company or any Material Subsidiary shall at any time voluntarily or involuntarily suspend its business or a substantial part thereof which would constitute a substantial part of, and would have a Material Adverse Effect; or

         (m) Servicer Default. A Servicer Default (as defined in the Receivables Purchase Agreement) shall occur and be continuing; or

         (n)      Change of Control.  There occurs any Change of Control.

                                    - 40 -
               Mattel, Inc. Amended and Restated Credit Agreement

         8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, (a) declare the Commitment of each Lender to be terminated, whereupon such Commitments shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event
                --------  -------
specified in paragraph (f) or (g) of Section 8.01 above (in the case of clause
                                     ------------
(ii) of paragraph (f) upon the expiration of the 45-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

         8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising, including without limitation, under the Transaction Documents.

                                  SECTION 9.
                           THE ADMINISTRATIVE AGENT

         9.01 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Lenders for

                                    - 41 -
               Mattel, Inc. Amended and Restated Credit Agreement any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has executed this
             -------------     ----
Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Lender prior to any borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Lender shall not have made available to the Administrative Agent the Lender's ratable portion of such borrowing.

         9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such

                                    - 42 -
               Mattel, Inc. Amended and Restated Credit Agreement

Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with Section 8; provided, however, that unless and until the Administrative
     ---------  --------  -------
Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 Credit Decision. Each Lender expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

         9.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided,
                                                                  --------
however, that no Lender shall be liable for the payment to the Administrative
-------
Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or

                                    - 43 -
               Mattel, Inc. Amended and Restated Credit Agreement disbursements resulting from such Person's gross negligence or willful misconduct. The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

         9.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include Bank of America in its individual capacity.

         9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Administrative Agent under the Receivables Purchase Agreement. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any
---------     --------------     -----
actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor agent as provided for above.

         9.10 Other Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    - 44 -
               Mattel, Inc. Amended and Restated Credit Agreement

                                  SECTION 10.
                                 MISCELLANEOUS

         10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders and the Company, and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
                 --------  -------
shall, unless in writing and signed by each of the Lenders directly affected thereby and the Company, and acknowledged by the Administrative Agent, do any of the following:

         (a) increase or extend any Lender's Commitment or subject any Lender to any additional obligations;

         (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

         (d) change the percentage of the Aggregate Facilities Commitment or of the aggregate unpaid principal amount of the Loans and Purchasers' Investment which is required for the Lenders or any of them to take any action hereunder without the written consent of all of the Lenders;

         (e)      amend this Section 10.01 or Section 2.13; and
                             -------------    ------------

         (f)      amend Section 2.01, the definitions of "Pro Rata Share" or
                        ------------
"Requisite Lenders;" or

         (g)      discharge any Guarantor;

provided further, that no amendment, waiver or consent shall (i), unless in
----------------
writing and signed by the Administrative Agent in addition to the Requisite Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under any Loan Document, or (ii) have the effect of making any Lender's Pro Rata Share hereunder a different percentage than its Percentage under the Receivables Purchase Agreement. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 10.01 shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and, if signed by the Company, on the Company. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended nor the principal owing to such Lender be reduced without the consent of such Lender.

                                    - 45 -
               Mattel, Inc. Amended and Restated Credit Agreement

         10.02    Notices and Other Communications; Facsimile Copies.

         (a)      General. Unless otherwise expressly provided herein, all
                  -------
notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Company
                                 --------------
or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Company or the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, upon the earlier of receipt and four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone during a Business Day; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and
                                       --------  -------
other communications to the Administrative Agent pursuant to Section 2 shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and
                                     --------------
agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b)      Effectiveness of Facsimile Documents and Signatures. Loan
                  ---------------------------------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Governmental Rule, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the
                                                 --------  -------
failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c)      Limited Use of Electronic Mail. Electronic mail and Internet
                  ------------------------------
and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02,
                                                                  ------------
and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d)      Reliance by Administrative Agent and Lenders. The
                  --------------------------------------------
Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Notices of Conversion/Continuation) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Administrative Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other communications with the Administrative Agent pursuant to Section 2 may be
                                                               ---------
recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

                                    - 46 -
               Mattel, Inc. Amended and Restated Credit Agreement

         10.03    Failure or Indulgence Not Waiver; Remedies Cumulative. No
                  -----------------------------------------------------
failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

         10.04    Fees and Expenses. Whether or not the transactions
                  -----------------
contemplated hereby shall be consummated, the Company agrees to pay within 30 days after submission of an invoice therefor (a) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained therein on its part to be performed or complied with; (b) the cost of delivering to the Lenders any Notes pursuant to the provisions of this Agreement; (c) the reasonable fees, expenses and disbursements of the Administrative Agent and the Administrative Agent's counsel (including the allocated cost of Administrative Agent's inhouse counsel and staff) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any amendments and waivers hereto; and (d) after the occurrence of an Event of Default, all actual and reasonable out-of-pocket costs and expenses (including reasonable fees of law firms engaged by the Lenders and the reasonable estimate of the allocable costs of counsel in the staff of legal departments of the Lenders and costs of settlement) incurred by the Administrative Agent and each Lender in enforcing any Obligations or in collecting any payments due from the Company hereunder or under any Notes by reason of such Event of Default or in connection with any refinancing or restructuring of any Loan Document in the nature of a "work-out" or of any insolvency or bankruptcy proceeding.

         10.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel)
of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, the Commitments, the use or proposed use of the proceeds from the Loans, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding of the type referred to in Section 8.01(f) or (g) or appellate proceeding) related to or
               ---------------
arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall
                   -----------------------    --------
have no obligation hereunder to any Indemnified Person with respect to

                                    - 47 -
               Mattel, Inc. Amended and Restated Credit Agreement

Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement; provided, that the Company shall
                                           --------
have no obligation hereunder to any Indemnified Person with respect to such damages resulting from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

         The agreements in this Section shall survive payment of all other Obligations.

         10.06 Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of and during the continuance of any Event of Default (after the giving of any notice and the expiration of any grace period contained in the definition thereof), each Lender and each subsequent holder of any Note is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate any and all deposits (including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Company and to apply any such amounts in accordance with the provisions of Section 2.13 irrespective of
                                             ------------
whether or not that Lender or that subsequent holder shall have made any demand hereunder and whether or not such deposits or other indebtedness are otherwise fully secured and Lender and that subsequent holder is hereby irrevocably authorized to permit such setoff and appropriation. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give
                                 --------  -------
such notice shall not affect the validity of such set-off and application.

         10.07    Survival of Warranties and of Certain Agreements.

         (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of any Notes.

         (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 2.09, 3,
                                                            -------------  -
10.04 and 10.05 and the agreements of the Lenders set forth in Sections 2.13,
-----     -----                                                -------------
9, 10.06 and 10.08 shall survive the payment of the Obligations by the Company
-  -----     -----
and the termination of this Agreement.

                                    - 48 -
               Mattel, Inc. Amended and Restated Credit Agreement

         10.08    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) From time to time following the Effective Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Loan Commitment and outstanding Loans; provided that (i) such Lender concurrently
                                  --------
assigns a ratable portion of its Purchaser Commitment and its Percentage of the Purchasers' Investment under the Receivables Purchase Agreement, (ii) such assignment, if not to a Lender or an Affiliate of the assigning Lender, shall be consented to by the Company at all times other than during the existence of a Default or Event of Default and by the Administrative Agent (which approval of the Company shall not be unreasonably withheld or delayed), (iii) a copy of a duly signed and completed Assignment and Assumption shall be delivered to the Administrative Agent and the Company, (iv) except in the case of an assignment
(A) to an Affiliate of the assigning Lender or to another Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender or
(B) of the entire remaining Commitment of the assigning Lender, the portion of the Aggregate Facilities Commitment assigned shall not be less than $10,000,000, (v) the assigning Lender shall have delivered any Note or Notes subject to the assignment to the Administrative Agent and (vi) the effective date of any such assignment shall be as specified in the Assignment and Assumption, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment and Assumption. Upon satisfaction of the conditions set forth in the prior sentence, any forms required by Section 10.15 and payment of the requisite fee described below, the
            -------------
assignee named therein shall be a Lender for all purposes of this Agreement effective as of the specified effective date to the extent of the Assigned Interest (as defined in such Assignment and Assumption), and the assigning Lender shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Until satisfaction of the conditions set forth herein to any assignment, the Company and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection the Assigned Interest. Upon request following satisfaction of the conditions set forth herein to any assignment, the Company shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender to evidence Loans made by them. The Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

         (c) After receipt of a completed Assignment and Assumption, and receipt of an assignment fee of $3,500 (which fee includes any assignment fees in connection with the concurrent assignment of interests under the Receivables Purchase Agreement) from such Eligible Assignee or such assigning Lender (including in the case of assignments to Affiliates of

                                     -49-
               Mattel, Inc. Amended and Restated Credit Agreement
assigning Lenders), the Administrative Agent shall, promptly following the effective date thereof, provide to the Company and Lenders a revised Schedule
                                                                     --------
10.02 giving effect thereto.
-----

         (d) Upon advance written notice to the Company, any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the
                   -----------
Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided,
 ------------------                                                 --------
however, that (i) such Lender shall concurrently with any sale of a
-------
participation herein sell a ratable participation in the Receivables Purchase Agreement and thereafter cause any such participation herein to remain ratable with such participation in the Receivables Purchase Agreement, (ii) the originating Lender's obligations under this Agreement shall remain unchanged,
(iii) the originating Lender shall remain solely responsible for the performance of such obligations, (iv) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01. The
                                                       -------------
Company hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of the Company to the Participant with respect to, and the Participant shall be entitled to the benefit of, Sections 3.01, 3.02, 3.04,
                                                     -------------  ----  ----
3.05 and 10.05 as if it were a "Lender." To the extent permitted by law, each
----     -----
Participant also shall be entitled to the benefits of Section 10.06 as though
                                                      -------------
it were a Lender, provided such Participant agrees to be subject to Section
                                                                    -------
2.13 as though it were a Lender.
----
         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.02, 3.04, or 3.05 or 10.05 than the applicable
              ------------  ----  ----     ----    -----
Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation
            ------------
sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.15 as though it were a Lender.
                        -------------

         (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note(s) held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a
                   -----------------
         Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or

                                     -50-
               Mattel, Inc. Amended and Restated Credit Agreement
         delayed); provided that notwithstanding the foregoing, "Eligible
                   --------
         Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is
                   ----
         (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed
                   -------------
         by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary of the Company, or by the Administrative Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement and the Receivables Purchase Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information
            --------  -------
(A) at the request or pursuant to any requirement of any Governmental Person to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process and when required to do so in accordance with the provisions of any applicable Governmental Rule; provided, that a Lender shall disclose only the information
                   --------
required by such request and shall notify the Company in advance of such disclosure so that the Company may seek an appropriate protective order, (C) to such Lender's Affiliates and independent auditors and other professional advisors provided such Persons are obligated to keep such information confidential, (D) to any other party to this Agreement, and (E) if an Event of Default exists, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or Transaction Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing, the Company authorizes each Lender to disclose to any assignee or Participant and to any prospective assignee or Participant, such financial and other information in such Lender's possession concerning the Company or its Subsidiaries which has been delivered to Administrative Agent or the Lenders pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by the Company in connection with the Lenders' credit evaluation of the Company prior to entering into this Agreement; provided that,
                                                                 --------
unless otherwise agreed by the Company, such assignee or Participant agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.

         10.09 Severability. In case any provision in or obligation under this Agreement or any Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                     -51-
               Mattel, Inc. Amended and Restated Credit Agreement

         10.10 Obligations Several. The obligation of each Lender hereunder is several, and no Lender shall be responsible for any obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or another entity.

         10.11 Certain Changes. If (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in
Section 5.08 hereafter occasioned by the promulgation of rules, regulations,
------------
pronouncements and opinions by or requested by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 6 and 7, or (b) the Company changes the manner in which its fiscal
----------  -     -
year, fiscal quarters and fiscal months are determined, the parties hereto agree to enter into negotiations in order to amend the appropriate provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition and operations or establishing limitations hereunder shall be the same after such changes as if such changes had not been made.

         10.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.13 Counterparts. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of
                                            --------
supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.15 Tax Forms. (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign
                                                                  -------
Lender") shall deliver to the Administrative Agent, prior to receipt of any
------
payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Company pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Company pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such

                                     -52-
               Mattel, Inc. Amended and Restated Credit Agreement additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Company pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Governmental Rules that the Company make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent; provided, that no
                                                        --------
Lender shall have any obligation hereunder to the Administrative Agent with respect to amounts resulting from the gross negligence or willful misconduct of the Administrative Agent.. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Facilities Commitment, repayment of all Obligations and the resignation of the Administrative Agent.

         10.16    APPLICABLE LAW.

         (a) This Agreement, any Notes and the other Loan Documents shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

         (b) Any legal action or proceeding with respect to this Agreement and any other Loan Documents may be brought in the courts of the State of California or of the United States for the Central District of California, and by execution and delivery of this Agreement, each of the Company, the Administrative Agent and the Lenders consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Company, the Administrative Agent and the Lenders irrevocably waives any objection, including any objection

                                     -53-
               Mattel, Inc. Amended and Restated Credit Agreement to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company, the Administrative Agent and the Lenders each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

         10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL
WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.18 Amendment and Restatement. This Agreement amends and restates the Existing Multi-Year Agreement. All notes issued under the Existing Multi-Year Credit Agreement are hereby cancelled.

                                     -54-
               Mattel, Inc. Amended and Restated Credit Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             MATTEL, INC.

                             By:              /s/ WILLIAM STAVRO
                                ------------------------------------------------
                                               William Stavro
                                         Senior Vice President and
                                                 Treasurer

                                     S - 1
               Mattel, Inc. Amended and Restated Credit Agreement

                             BANK OF AMERICA, N.A.,
                               as Administrative Agent and a Lender

                             By:               /s/ CASEY COSGROVE
                                ------------------------------------------------
                                               Casey Cosgrove
                                               Vice President

                                     S - 2
               Mattel, Inc. Amended and Restated Credit Agreement

                             BNP PARIBAS,
                             as a Documentation Agent and a Lender

                             By:              /s/ JANICE S.H. HO
                                ------------------------------------------------
                             Name:  Janice S.H. Ho

                             Title: Director

                             By:              /s/ TJALLING TERPSTRA
                                ------------------------------------------------
                             Name:  Tjalling Terpstra

                             Title: Director

                                     S - 3
               Mattel, Inc. Amended and Restated Credit Agreement

                             CITICORP USA, INC.,
                             as a Syndication Agent and a Lender

                             By:                 /s/ WALT LARSEN
                                ------------------------------------------------
                             Name  Walt Larsen

                             Title  Vice President

                                     S - 4
               Mattel, Inc. Amended and Restated Credit Agreement

                             FLEET NATIONAL BANK,
                             as a Syndication Agent and a Lender

                             By:             /s/ MARIO F. TEIXEIRA
                                ------------------------------------------------
                             Name  Mario F. Teixeira

                             Title  Vice President

                                     S - 5
               Mattel, Inc. Amended and Restated Credit Agreement

                             SOCIETE GENERALE,
                             as a Documentation Agent and a Lender

                             By:               /s/ RICHARD BERNAL
                                ------------------------------------------------
                             Name  Richard Bernal

                             Title  Director, Corporate Banking

                                     S - 6
               Mattel, Inc. Amended and Restated Credit Agreement

                             THE BANK OF NOVA SCOTIA

                             By:      /s/ R.P. REYNOLDS
                                ------------------------------------------------
                             Name:  R. P. Reynolds

                             Title: Director

                                     S - 7
               Mattel, Inc. Amended and Restated Credit Agreement

                             BARCLAYS BANK PLC

                             By:      /s/ NICHOLAS BELL
                                ------------------------------------------------
                             Name:  Nicholas Bell

                             Title: Director

                                     S - 8
               Mattel, Inc. Amended and Restated Credit Agreement

                             CREDIT SUISSE FIRST BOSTON

                             By:         /s/ ROBERT HETU
                                ------------------------------------------------
                             Name:  Robert Hetu

                             Title: Director


                             By:          /s/ MARK HERON
                                ------------------------------------------------
                             Name:  Mark Heron

                             Title: Associate

                                     S - 9
               Mattel, Inc. Amended and Restated Credit Agreement

                             THE INDUSTRIAL BANK OF JAPAN,
                             LIMITED

                             By:    /s/ VICENTE L. TIMIRAOS
                                ------------------------------------------------
                             Name:  Vicente L. Timiraos

                             Title: Joint General Manager

                                     S - 10
               Mattel, Inc. Amended and Restated Credit Agreement

                             MANUFACTURERS & TRADERS TRUST
                             COMPANY

                             By:   /s/ CHRISTOPHER KANIA
                                ------------------------------------------------
                             Name:  Christopher Kania

                             Title: Vice President

                                     S - 11
               Mattel, Inc. Amended and Restated Credit Agreement

                             SANPAOLO IMI S.p.A.

                             By:        /s/ CARLO PERSICO
                                ------------------------------------------------
                             Name:  Carlo Persico

                             Title: E.V.P./General Manager


                             By:        /s/ ETTORE VIAZZO
                                ------------------------------------------------
                             Name:  Ettore Viazzo

                             Title: Vice President

                                     S - 12
               Mattel, Inc. Amended and Restated Credit Agreement

                             WELLS FARGO BANK, N.A.

                             By:        /s/ PEITTY CHOU
                                ------------------------------------------------
                             Name:  Peitty Chou

                             Title: Vice President

                                     S - 13
               Mattel, Inc. Amended and Restated Credit Agreement

                             CREDIT LYONNAIS, Los Angeles Branch

                             By:          /s/ DIANNE M. SCOTT
                                ------------------------------------------------
                             Name:  Dianne M. Scott

                             Title: Senior Vice President and Manager

                                     S - 14
               Mattel, Inc. Amended and Restated Credit Agreement

                             UNION BANK OF CALIFORNIA, N.A.

                             By:       /s/ GAIL I. BOYLE
                                ------------------------------------------------
                             Name:  Gail I. Boyle

                             Title: Vice President

                                     S - 15
               Mattel, Inc. Amended and Restated Credit Agreement

                             FIRST UNION NATIONAL BANK

                             By:      /s/ DAVID SILANDER
                                ------------------------------------------------
                             Name:  David Silander

                             Title: Director

                                     S - 16
               Mattel, Inc. Amended and Restated Credit Agreement

                             JPMORGAN CHASE BANK

                             By:   /s/ WILLIAM P. RINDFUSS
                                ------------------------------------------------
                             Name:  William P. Rindfuss

                             Title: Vice President

                                     S - 17
               Mattel, Inc. Amended and Restated Credit Agreement

                             U.S. BANK NATIONAL ASSOCIATION

                             By:        /s/ JANET JORDAN
                                ------------------------------------------------
                             Name:  Janet E. Jordan

                             Title: Vice President

                                     S - 18
               Mattel, Inc. Amended and Restated Credit Agreement

                             BANK OF TOKYO-MITSUBISHI TRUST
                             COMPANY

                             By:   /s/ R. L. VAN DE BERGHE
                                ------------------------------------------------
                             Name:  R. L. Van de Berghe

                             Title: Vice President

                                    S - 19
              Mattel, Inc. Amended and Restated Credit Agreement